UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On January 17, 2014, Luna Innovations Incorporated (“we” or the “Company”) entered into an Asset Purchase Agreement with Intuitive Surgical Operations, Inc. and Intuitive Surgical International, Ltd. (collectively, “Buyer”), which are wholly owned subsidiaries of Intuitive Surgical, Inc. (“ISI”) (the “Asset Purchase Agreement”). Under the Asset Purchase Agreement, effective as of 12:01 a.m. on January 21, 2014, the Company closed on its sale to Buyer of substantially all of its assets related to its medical shape sensing business, including all of patents and patent applications used or useful for its fiber optical shape sensing and localization technology, for $6 million in cash at closing and a second $6 million in cash to be paid no later than 90 days after closing, plus up to $8 million upon the accomplishment by Buyer of certain technical specifications (the “Technical Specifications Payment”) and up to $10 million in potential future royalties (altogether, the “Transaction”). The Company had been engaged since 2007 in a development project for ISI developing a fiber optic-based shape sensing and position tracking system to be integrated into ISI’s products. Also as a part of the Transaction, Buyer has hired certain employees of the Company, many of whom were historically engaged in this development project.

The second $6 million to be paid within 90 days has been placed in escrow. The Technical Specifications Payment is tied to the achievement of certain technical specifications that were previously established for the development project between the Company and ISI. If these technical specifications are not achieved but the Company’s fiber optical shape sensing and localization technology is nevertheless included in an ISI medical system that receives Food and Drug Administration approval as the system’s only localization solution, then Buyer shall pay the Company $6 million upon such approval. The royalties will be paid at a rate of $10,000 per commercially-sold medical robotic system that includes the Company’s fiber optical shape sensing and localization technology. The foregoing deferred and/or potential payments are subject to set off against any liabilities the Company may have to Buyer for any breach of the Company’s representations or obligations under the Asset Purchase Agreement.

The Asset Purchase Agreement contains representations and warranties, covenants and indemnification provisions common to transactions of this nature, except that the Company’s indemnification obligations are only limited in time until no further payments are due from Buyer. Any disputes between the parties will be handled by mediation and arbitration in Chicago, Illinois.

All of the transfers of technology contemplated in the Transaction have been made subject to the Company’s existing licenses and related obligations to Hansen Medical, Inc. (“Hansen”) and Philips Medical Systems Nederland BV. Also, in connection with the Transaction, the Company and Buyer entered into a License Agreement of the same date (the “2014 License Agreement”) under which the Company received a license back to all of its transferred technology outside the field of medicine and in respect of its existing non-shape sensing products in certain non-robotic medical fields. The license back to the Company outside the medical field is exclusive to the Company except that Buyer retained certain non-sublicensable rights for itself. This license back to the Company is revocable if the Company were, after notice and certain time periods, (i) to challenge the validity or enforceability of the transferred patents and patent applications, (ii) to commercialize its fiber optical shape sensing and localization technology in the field of medicine (except to perform on a development and supply project for Hansen), (iii) to violate its obligations related to its ability to sublicense in the field of medicine or (iv) to violate its confidentiality obligations in a manner that advantages a competitor in the field of medicine and not cure such violation. As a part of the Transaction, the Company has retained assets and rights necessary to perform on its development and supply project for Hansen if that project is re-started.

Also, as a part of the Transaction, for a period of 15 years after closing, the Company has agreed to exit and not develop or commercialize its fiber optical shape sensing and localization technology in the field of medicine (except for Hansen as described above). For a period of 10 years after closing, Buyer has agreed not to use any of the assets being acquired in the Transaction, including the key employees being hired, to compete with the Company outside the field of medicine for shape, strain and/or temperature sensing in the aerospace, automotive, and energy markets and for strain sensing in the civil structural monitoring and composite material markets.

The foregoing summary is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the 2014 License Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with, and effective upon closing of, the Transaction, Dr. Mark Froggatt resigned from his position as Chief Technology Officer of the Company and was hired by Buyer. In addition, in connection with the completion of the Transaction, the Company has agreed to pay Dr. Froggatt a bonus of $334,200. Additionally, Dr. Frogatt’s unvested stock options became immediately vested upon closing of the Transaction. The cash bonus represents the amount of his annual salary plus his target bonus, which would be payable under a “Change of Control” as defined in his Employment Agreement with the Company dated March 28, 2012. Dr. Froggatt will remain available to the Company on a consulting basis for certain purposes.

Item 7.01.	Regulation FD Disclosure.

On January 22, 2014, the Company issued a press release announcing the execution of the Asset Purchase Agreement with Buyer and the completion of the Transaction. A copy of this press release is furnished herewith as Exhibits 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 8.01.	Other Events.

Risk Factors

An investment in our common stock is subject to numerous risks, many of which are described in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and registration statements we file from time to time with the SEC. The Transaction results in additional risks, in addition to those that are described in our most recent SEC filings, and the following risk factors should be considered in addition to such risk factors when making a decision to purchase or sell our common stock.

Our license back from Buyer is revocable and, without this license, we cannot continue to market, manufacture or sell our fiber-optic products.

As described above, as a part of the Transaction, we received a license back from Buyer to all of our transferred technology outside the field of medicine and in respect of our existing non-shape sensing products in certain non-robotic medical fields. Also as described above, this license is revocable upon certain continuing events or breaches. Maintaining this license is necessary for us to conduct our fiber-optic products business, both for our telecom products and our ODiSI sensing products. If this license were to be revoked, we would no longer be able to market, manufacture or sell these products and it would result in a material adverse effect to our business, results of operations and financial condition.

Our narrowed scope and focus may make it more difficult for us to achieve or maintain operating profitability.

In connection with the Transaction, the Company has reduced its overall size and narrowed its focus to one key growth objective: to become the leading provider of fiber optic sensing systems and standard test methods for composite materials. There can be no guarantee that we will be successful in pursuing this objective. Although we anticipate realizing cost savings as a result of the Transaction, we will continue to incur significant operating expenses associated with our public company infrastructure. Accordingly, we will need to significantly increase the revenue we generate from our remaining operations in order to achieve or maintain operating profitability, and there can be no guarantee that we will be able to do so.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the Transaction on our historical financial position and results of operations. Historical amounts for the years ended December 31, 2012 and December 31, 2011 are derived from our audited 2012 and 2011 condensed consolidated financial statements. Historical amounts as of and for the nine months ended September 30, 2013 and for the nine months ended September 30, 2012 are derived from our unaudited condensed consolidated financial statements.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable in the circumstances. These adjustments are more fully described in the notes to the pro forma condensed consolidated financial statements below.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2013 assumes that the transaction took place on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and 2012, and for the years ended December 31, 2012 and 2011, assume the transaction took place on January 1, 2011, the beginning of our 2011 fiscal year. Such information in not necessarily indicative of our financial position or results of operations that would have occurred if the transaction had been consummated as of the dates indicated, nor should it be construed as being a representation of our future financial performance or results of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, the related notes and other financial information included in our previously filed Forms 10-K and 10-Q for the respective periods.

Luna Innovations Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2012

	Actual	Pro Forma Adjustments		Pro Forma
Revenues
Technology development revenues	$11,528,700	$—		$11,528,700
Product and license revenues	8,715,630	(2,206,013	)(a)	6,509,617

Total revenues	20,244,330	(2,206,013)		18,038,317

Cost of revenues
Technology development costs	8,074,595	—		8,074,595
Product and license costs	3,821,980	(1,324,973	)(b)(c)	2,497,007

Total cost of revenues	11,896,575	(1,324,973)		10,571,602

Gross profit	8,347,755	(881,040)		7,466,715

Operating expense
Selling, general & administrative	7,777,206	(188,597	)(e)	7,588,609
Research, development and engineering	1,923,300	109,879	(c)(d)(f)(g)	2,033,179

Total operating expense	9,700,506	(78,718)		9,621,788

Operating loss from continuing operations	(1,352,751)	(802,322)		(2,155,073)

Other income (expense)
Other income, net	85,083	—		85,083
Interest expense, net	(222,473)	—		(222,473)

Total other expense	(137,390)	—		(137,390)

Loss from continuing operations before income tax expense	(1,490,141)	(802,322)		(2,292,463)
Income tax expense	21,417	—		21,417

Loss from continuing operations	$(1,511,558)	$(802,322)		$(2,313,880)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

Luna Innovations Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2013

	Actual	Pro Forma Adjustments		Pro Forma
Revenues
Technology development revenues	$8,564,744	—		$8,564,744
Product and license revenues	7,623,203	(2,552,762	)(a)	5,070,441

Total revenues	16,187,947	(2,552,762)		13,635,185

Cost of revenues
Technology development costs	6,663,194	—		6,663,194
Product and license costs	3,516,196	(1,180,645	)(b)(c)	2,335,551

Total cost of revenues	10,179,390	(1,180,645)		8,998,745

Gross profit	6,008,557	(1,372,117)		4,636,440

Operating expense
Selling, general & administrative	7,388,835	(192,524	)(e)	7,196,311
Research, development and engineering	2,065,337	(261,554	)(c)(d)(f)(g)(h)	1,803,783

Total operating expense	9,454,172	(454,078)		9,000,094

Operating loss from continuing operations	(3,445,615)	(918,039)		(4,363,654)

Other income (expense)
Other income, net	85,289	—		85,289
Interest expense, net	(150,732)	—		(150,732)

Total other expense	(65,443)	—		(65,443)

Loss from continuing operations before income tax benefit	(3,511,058)	(918,039)		(4,429,097)
Income tax benefit	(1,087,839)	(354,651	)(i)	(1,442,490)

Loss from continuing operations	$(2,423,219)	$(563,388)		$(2,986,607)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

Luna Innovations Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

	Actual	Pro Forma Adjustments		Pro Forma
Revenues
Technology development revenues	$15,586,123	$—		$15,586,123
Product and license revenues	13,195,822	(3,126,722	)(a)	10,069,100

Total revenues	28,781,945	(3,126,722)		25,655,223

Cost of revenues
Technology development costs	11,482,856	—		11,482,856
Product and license costs	6,589,943	(2,930,834	)(b)(c)	3,659,109

Total cost of revenues	18,072,799	(2,930,834)		15,141,965

Gross profit	10,709,146	(195,888)		10,513,258

Operating expense
Selling, general & administrative	11,294,202	(326,894	)(e)	10,967,308
Research, development and engineering	2,273,886	1,044,602	(c)(d)(f)(g)	3,318,488

Total operating expense	13,568,088	717,708		14,285,796

Operating loss from continuing operations	(2,858,942)	(913,596)		(3,772,538)

Other income (expense)
Other income, net	227,565	—		227,565
Interest expense, net	(376,524)	—		(376,524)

Total other expense	(148,959)	—		(148,959)

Loss from continuing operations before income tax expense	(3,007,901)	(913,596)		(3,921,497)
Income tax expense	10,307	—		10,307

Loss from continuing operations	$(3,018,208)	$(913,596)		$(3,931,804)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

Luna Innovations Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

	Actual	Pro Forma Adjustments		Pro Forma

Revenues
Technology development revenues	$15,126,834	$—		$15,126,834
Product and license revenues	11,250,717	(2,538,731	)(a)	8,711,986

Total revenues	26,377,551	(2,538,731)		23,838,820

Cost of revenues
Technology development costs	10,749,335	—		10,749,335
Product and license costs	5,242,043	(1,585,227	)(b)(c)	3,656,816

Total cost of revenues	15,991,378	(1,585,227)		14,406,151

Gross profit	10,386,173	(953,504)		9,432,669

Operating expense
Selling, general & administrative	10,334,603	(252,135	)(e)	10,082,468
Research, development and engineering	2,512,840	5,179	(c)(d)(f)(g)	2,518,019

Total operating expense	12,847,443	(246,957)		12,600,486

Operating loss from continuing operations	(2,461,270)	(706,547)		(3,167,817)

Other income (expense)
Other income, net	108,061	—		108,061
Interest expense, net	(286,529)	—		(286,529)

Total other expense	(178,468)	—		(178,468)

Loss from continuing operations before income tax expense	(2,639,738)	(706,547)		(3,346,285)
Income tax expense	21,417	—		21,417

Loss from continuing operations	$(2,661,155)	$(706,547)		$(3,367,702)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

Luna Innovations Incorporated

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2013

	Actual	Pro Forma Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$8,184,665	$6,000,000	(j)	$14,184,665
Accounts receivable, net	5,656,564	5,580,600	(j)	11,237,164
Inventory, net	3,775,508	(54,660	)(j)	3,720,848
Prepaid expenses	492,696	—		492,696
Other current assets	70,208	—		70,208

Total current assets	18,179,641	11,525,940		29,705,581
Property and equipment, net	2,155,032	(56,144	)(j)	2,098,888
Intangible assets, net	327,293	(93,453	)(j)	233,840
Other assets	61,501			61,501

Total assets	$20,723,467	$11,376,343		$32,099,810

Current liabilities
Current portion of long-term debt	$1,500,000	—		$1,500,000
Current portion of capital lease obligation	65,627	—		65,627
Accounts payable	1,270,190	—		1,270,190
Accrued liabilities	2,717,560	1,900,463	(j)	4,618,023
Deferred credits	558,076	—		558,076

Total current liabilities	6,111,453	1,900,463		8,011,916
Long-term debt obligation	1,000,000	—		1,000,000
Long-term capital lease obligation	127,337	—		127,337

Total liabilities	7,238,790	1,900,463		9,139,253
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.001, 1321,514 shares authorized, issued and outstanding	1,322	—		1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 14,483,900 shares issued and outstanding	14,779	—		14,779
Additional paid-in capital	62,430,014	—		62,430,014
Accumulated deficit	(48,961,438)	9,475,880	(j)	(39,485,558)

Total stockholders’ equity	13,484,677	9,475,880		22,960,557

Total liabilities and stockholders’ equity	$20,723,467	$11,376,343		$32,099,810

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the following adjustments:

(a)	To reflect the reduction in Product and Licensing Revenue associated with our development, supply, and licensing agreements for fiber optic shape sensing for medical applications.

(b)	To eliminate the direct labor and other direct costs incurred with respect to our development, supply, and licensing agreements for fiber optic shape sensing for medical applications:

	Nine months ended September 30, 2012	Nine months ended September 30, 2013	Year ended December 31, 2011	Year ended December 31, 2012
Direct labor	$550,522	$503,858	$1,100,233	$657,902
Other direct costs	262,244	207,889	806,946	315,211

Reduction in cost of sales	$812,766	$711,747	$1,907,179	$973,113

(c)	To reclassify the overhead expenses allocated to shape sensing development activities in historical cost of sales to operating expense:

	Nine months ended September 30, 2012	Nine months ended September 30, 2013	Year ended December 31, 2011	Year ended December 31, 2012
Allocated overhead from cost of sales to engineering expense	$512,207	$468,898	$1,023,655	$612,114

(d)	To reflect the difference in costs of salaries and benefits for engineering employees transferred to the Buyer as part of the transaction compared to the direct labor charged to shape sensing development contracts for the respective period:

	Nine months ended September 30, 2012	Nine months ended September 30, 2013	Year ended December 31, 2011	Year ended December 31, 2012
Labor costs of employees transferred	$884,248	$850,881	$965,775	$1,155,199
Less: direct labor reduction in cost of sales	550,522	503,858	1,100,233	657,902

Reduction/ (Increase) to engineering expense	$333,726	$347,023	$(134,458)	$497,297

(e)	To reflect the costs of salaries and benefits for transferred employees included in Selling, General, and Administrative expenses:

	Nine months ended September 30, 2012	Nine months ended September 30, 2013	Year ended December 31, 2011	Year ended December 31, 2012
Labor costs of employees transferred	$188,597	$192,524	$326,894	$252,135

(f)	To reflect the reduction in depreciation expense associated with tangible assets sold as part of the transaction:

	Nine months ended September 30, 2012	Nine months ended September 30, 2013	Year ended December 31, 2011	Year ended December 31, 2012
Depreciation, historical	$592,685	$433,996	$989,844	$765,766
Depreciation, after adjustments	584,757	419,436	982,224	753,746

Reduction in expense	$7,928	$14,560	$7,620	$12,020

(g)	To reflect the reduction in amortization associated with intangible assets sold as part of the transaction:

	Nine months ended September 30, 2012	Nine months ended September 30, 2013	Year ended December 31, 2011	Year ended December 31, 2012
Amortization, historical	$221,812	$277,379	$472,667	$326,261
Amortization, after adjustments	161,139	190,331	366,776	228,643

Reduction in expense	$60,673	$87,048	$105,891	$97,618

(h)	To reflect the reduction of $281,821 in operating expenses for professional fees incurred with respect to the Transaction during the first nine months of 2013

(i)	To reflect the incremental income tax benefit associated with the higher pro forma loss from continuing operations. In the first quarter of 2013, the Company recognized a gain from the sale of it Secure Computing and Communications group. The resulting gain and its associated income tax expense are reflected as discontinued operations in the Company’s historical financial statements and not included in the accompanying pro forma condensed consolidated statement of operations. However, the tax expense from discontinued operations does provide for a tax benefit to be able to be recognized in results from continuing operations.

(j)	The adjustments to the Unaudited Condensed Consolidated Pro Forma Balance Sheet at September 30, 2013 reflect the following:

a. Cash received at closing	$6,000,000
b. Cash to be received 90 days after closing	6,000,000
c. Accounts receivable at September 30, 2013	(419,400)
d. Parts inventory sold, at cost	(54,660)
e. Net book value of tangible assets sold	(56,144)
f. Net book value of intangible assets sold	(93,453)
g. Estimated professional fees to be paid in connection with the transaction	(1,010,000)
h. Estimated compensation to current and former employees as a result of the transaction	(890,462)

$9,475,880

In addition to the $6 million cash to be received at closing and the $6 million cash to be received within 90 days of closing, the Asset Purchase Agreement provides for an additional lump sum payment at a future date of up to $8 million upon the achievement of a specified technical milestone plus up to $10 million in royalty payments associated with the future sale of products incorporating the transferred technology. These contingent payments have not been reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of Luna Innovations Incorporated, dated January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Talfourd H. Kemper, Jr.

Talfourd H. Kemper, Jr. Vice President and General Counsel

Date: January 22, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release of Luna Innovations Incorporated, dated January 22, 2014.